UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2005

Carrollton Bancorp

(Exact Name of Registrant as Specified in Charter)

Maryland	000-23090	52-1660951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

344 North Charles Street, Suite 300, Baltimore, Maryland 21201

(Address of Principal Executive Offices)       (ZIP Code)

Registrant’s telephone number, including area code (410) 536-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

The following information is furnished pursuant to Item 8.01 “Other Events.”

On March 22, 2005, the Registrant terminated its key-man life insurance policy.  This policy was terminated because certain key employees named as insured parties under the policy are no longer employed by the Registrant.  The cash surrender value of this policy, $4.083 million, was paid to the Registrant upon termination of the policy

In anticipation of replacing the policy on substantially identical terms, we remitted $4 million to the insurance company as an initial investment and received a Conditional Temporary Coverage Life Insurance Agreement from the insurance carrier.  Additional increases in cash surrender value will occur throughout the life of the policy.  The replacement policy should be executed by the end of April, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLLTON BANCORP

	By:	/s/ Robert A. Altieri
Name: Robert A. Altieri
Title: Chief Executive Officer and President

Date: April 5, 2005

	By:	/s/ Barbara M. Broczkowski
Name: Barbara M. Broczkowski
	Title:	Senior Vice President and
Chief Financial Officer

Date: April 5, 2005